UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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SABA SOFTWARE, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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2400 Bridge Parkway

Redwood Shores, California 94065-1166

February 14, 2011

To our Stockholders:

You are cordially invited to attend the special meeting of stockholders of Saba Software, Inc. (“Saba”). The special meeting will be held on Friday, March 18, 2011, at 9:00 a.m., Pacific Time, at our corporate headquarters located at 2400 Bridge Parkway, Redwood Shores, California 94065-1166.

The action expected to be taken at the special meeting is described in detail in the attached proxy statement and notice of special meeting of stockholders.

Please use this opportunity to take part in the affairs of Saba by voting on the business to come before this meeting. Whether or not you plan to attend the meeting, please vote over the Internet or by telephone, or complete, sign, date and return the accompanying proxy in the enclosed postage-paid envelope. Voting over the Internet or by telephone, or returning the proxy, does NOT deprive you of your right to attend the meeting and to vote your shares in person for the matters acted upon at the meeting.

We look forward to seeing you at the special meeting.

Sincerely,

/s/ BOBBY YAZDANI

Bobby Yazdani

Chairman of the Board and

Chief Executive Officer

SABA SOFTWARE, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held March 18, 2011

TIME AND DATE	9:00 a.m., Pacific Time, on March 18, 2011

LOCATION	2400 Bridge Parkway Redwood Shores, California 94065-1166

PROPOSALS

(1)    To approve the adoption of Saba’s Amended and Restated 2009 Stock Incentive Plan in order to increase the number of shares authorized thereunder from 2,900,000 shares to 5,900,000 shares and to make certain other changes as described in the accompanying proxy statement.

(2) To transact such other business as may properly come before the special meeting and any adjournment or postponement thereof.

RECORD DATE	You are entitled to vote at the special meeting and any adjournment or postponement thereof if you were a stockholder of record as of the close of business on January 19, 2011.

VOTING	YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, YOU ARE URGED TO VOTE PROMPTLY TO ENSURE YOUR PRESENCE AND THE PRESENCE OF A QUORUM AT THE SPECIAL MEETING. You may vote your shares over the Internet, by telephone or by marking, signing, dating and returning the proxy card in the enclosed postage-prepaid envelope. Voting instructions are printed on the proxy card included with this proxy statement. If you vote over the Internet or by phone, or send in your proxy card and then decide to attend the special meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

By Order of the Board of Directors,

/s/ PETER E. WILLIAMS III

Peter E. Williams III

Secretary

Redwood Shores, California

February 14, 2011

SABA SOFTWARE, INC.

2400 Bridge Parkway

Redwood Shores, California 94065-1166

PROXY STATEMENT

FOR THE 2011 SPECIAL MEETING OF STOCKHOLDERS

March 18, 2011

ABOUT THE SPECIAL MEETING

Why am I receiving these proxy materials?

The Board of Directors of Saba Software, Inc., a Delaware corporation, is furnishing these proxy materials to you in connection with the solicitation by Saba of proxies for a special meeting of stockholders, including any adjournment or postponement thereof. The special meeting will be held at our corporate headquarters located at 2400 Bridge Parkway, Redwood Shores, California 94065-1166, on March 18, 2011 at 9:00 a.m., Pacific Time. You are invited to attend the special meeting and are entitled and requested to vote on the proposals outlined in this proxy statement.

We intend to mail these proxy materials on or about February 18, 2011 to all stockholders of record entitled to vote at the special meeting.

Who is entitled to vote at the special meeting?

Only stockholders of record at the close of business on January 19, 2011 will be entitled to vote at the special meeting. On this record date, there were 28,419,538 shares of common stock outstanding and entitled to vote. Each holder of our common stock, par value $0.001 per share, is entitled to one vote for each share of common stock owned as of the record date.

Stockholder of Record: Shares Registered in Your Name

If on January 19, 2011 your shares were registered directly in your name with our transfer agent, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on January 19, 2011 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the special meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the special meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What proposals will be voted on at the special meeting?

At the special meeting, our stockholders will be asked:

1. To approve the adoption of Saba’s Amended and Restated 2009 Stock Incentive Plan in order to increase the number of shares authorized thereunder from 2,900,000 shares to 5,900,000 shares and to make certain other changes as described herein.

2. To vote on any other business that may properly come before the special meeting and any adjournment or postponement thereof.

What are the recommendations of the Board of Directors?

The Board of Directors recommends that you vote your shares:

1. “For” the adoption of Saba’s Amended and Restated 2009 Stock Incentive Plan.

2. “For” or “Against” other matters that come before the special meeting, as the proxy holders deem advisable.

How do I vote my shares?

Your vote may be cast “For” or “Against” or you may “Abstain.”

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the special meeting, or by proxy via the Internet, by telephone or by mailing the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the special meeting and we will give you a ballot when you arrive.

•

To vote using the proxy card, complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the special meeting, we will vote your shares as you direct.

•

To vote via the Internet or by telephone, follow the instructions set forth on the enclosed proxy card. Stockholders submitting proxies over the Internet or by telephone should not mail the proxy card.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the special meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

What are “broker non-votes”?

Broker non-votes occur when shares held by a broker, bank, or other nominee in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker, bank, or other nominee (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares with respect to that particular proposal, or has discretionary voting power but does not vote. Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker, bank or other nominee holding the shares. If the beneficial owner does not provide voting instructions, a broker governed by New York Stock Exchange (“NYSE”) Rule 452 can use its discretionary voting power to vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. (Brokers, banks and other nominees that do not have discretionary voting power cannot vote the shares without voting instructions from the beneficial owner, regardless of whether the matters are considered “routine” or “non-routine.”)

The approval of amendments to stock incentive plans is considered a “non-routine” matter. Therefore, brokers, banks, and other nominees holding shares for holders who have not given specific voting instructions are not permitted to vote in their discretion with respect to Proposal No. 1 in this proxy statement. If you do not instruct your broker, bank or other nominee how to vote, your broker, bank or other nominee may not vote with respect to such proposal and will report the number of shares beneficially owned by the holder as “non-votes.”

What constitutes a quorum?

A majority of the outstanding shares of our common stock as of the record date must be present at the special meeting in order to hold the special meeting and conduct business. This is called a “quorum.” All shares present in person or represented by proxy shall be counted as being present at the special meeting, including properly executed proxies marked “abstain” as well as broker non-votes.

What is the voting requirement to approve the proposal?

The approval of the adoption of Saba’s Amended and Restated 2009 Stock Incentive Plan, requires the affirmative vote of the holders of a majority of shares present either in person or by proxy. Broker non-votes will not be counted as having been voted on Proposal No. 1 and will have no effect on the outcome of the vote. Abstentions have the same effect as an “Against” vote on Proposal No. 1.

What if I return a proxy card but do not make specific choices?

For Stockholders of Record: If you return your signed proxy but do not indicate your voting preferences, your shares will be voted on your behalf “For” the adoption of Saba’s Amended and Restated 2009 Stock Incentive Plan.

If any other matter properly comes before the stockholders for a vote at the special meeting, the proxyholder (one of the individuals named on your proxy card) will vote your shares in accordance with his best judgment.

For Shares Held in Street Name: If your shares are held in street name, your brokerage firm, bank, broker-dealer or nominee will ask you how you want your shares to be voted. If you provide voting instructions, your shares must be voted as you direct. If you do not furnish voting instructions to brokerage firms that are governed by NYSE Rule 452, such brokerage firms are not permitted to cast votes in their discretion on “non-routine” matters. Proposal No. 1 is a “non-routine” matter. Therefore, if you hold your shares in street name, it is critical that you cast your vote if you want it to count in the vote on Proposal No. 1.

Who will tabulate the votes?

A representative of BNY Mellon Shareowner Services, our transfer agent, will act as the inspector of elections for the special meeting and will tabulate the stockholder votes, abstentions and broker non-votes at the meeting.

Can I change my vote after submitting my proxy?

You may revoke your proxy at any time before the final vote at the special meeting. You may do so by one of the following three ways:

•

if you voted your proxy by mail, by submitting another proxy card bearing a later date or by sending a written notice of revocation to our Secretary at 2400 Bridge Parkway, Redwood Shores, California 94065-1166;

•

if you voted your proxy via the Internet or by telephone, by voting again using the same method used for the original vote (i.e. the Internet or telephone) so long as you retain the proxy card referencing your voter control number; or

•	attending AND voting in person at the special meeting.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. In addition, we may engage a proxy solicitor to assist in the solicitation of proxies.

How can I find out the voting results?

We will announce the preliminary results at the special meeting and publish the final results in a Current Report on Form 8-K within four business days after the end of the meeting.

How can I avoid having duplicate copies of the proxy statements sent to my household?

Some brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports, which results in cost savings for Saba. The practice of “householding” means that only one copy of the proxy statement will be sent to multiple stockholders in a stockholder’s household. We will promptly deliver a separate copy of either document to any stockholder who contacts our Investor Relations department at 2400 Bridge Parkway, Redwood Shores, California 94065-1166 requesting such copies. If a stockholder is receiving multiple copies of the proxy statement at the stockholder’s household and would like to receive a single copy of these documents for a stockholder’s household in the future, that stockholder should contact his, her or its broker, other nominee record holder, or our investor relations department to request mailing of a single copy of the proxy statement.

When are stockholder proposals due for next year’s annual meeting?

You may submit proposals for consideration at future stockholder meetings.

Requirements for stockholder proposals to be considered for inclusion in our proxy materials—Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of our stockholders by submitting their proposals in writing to our Secretary in a timely manner. In order to be included in the proxy statement for the 2011 annual meeting of stockholders, stockholder proposals must be received by our Secretary no later than June 7, 2011 and no earlier than April 9, 2011, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Requirements for stockholder proposals to be brought before an annual meeting—If a stockholder is not seeking inclusion of a proposal in our proxy statement, but would like to bring a proposal before the meeting, the stockholder must provide to our Secretary timely written notice of the proposals. To be timely for our 2011 annual meeting of stockholders, a stockholder’s notice must be delivered to or mailed and received at 2400 Bridge Parkway, Redwood Shores, California 94065-1166 not less than 90 days prior to the date of the annual meeting. A stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of our shares which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business. We do not intend to entertain any proposals or nominations at the annual meeting that do not meet the requirements set forth in our bylaws. If the stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such stockholder proposal or nomination.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

This notice of special meeting of stockholders and this proxy statement are available at http://www.saba.com/company/investor-relations. Information on our website, other than these materials, is not a part of these proxy solicitation materials.

PROPOSAL NO. 1

APPROVAL OF THE ADOPTION OF SABA’S

AMENDED AND RESTATED 2009 STOCK INCENTIVE PLAN

Our Board of Directors is recommending that stockholders approve the adoption of Saba’s Amended and Restated 2009 Stock Incentive Plan (the “Amended 2009 Stock Plan”) to (i) increase the number of shares authorized thereunder from 2,900,000 shares to 5,900,000 shares, (ii) provide that the grant of a full value award following stockholder approval of the Amended 2009 Stock Plan will count against the share reserve as 2.03 shares for every one share subject to such full value award, (iii) clarify that the restriction in the existing 2009 Stock Incentive Plan (the “Existing 2009 Stock Plan”) prohibiting the exchange or repricing of options or stock appreciate rights without stockholder approval includes cash buyouts, and (iv) provide that any compensation earned in connection with a dividend equivalent rights granted in combination with an award intended to be performance-based compensation shall be settled when the performance criteria applicable to such award has been achieved.

Our Board of Directors adopted the Amended 2009 Stock Plan in January 2011, subject to approval by our stockholders of this Proposal No. 1. As of January 19, 2011, 344,085 shares of common stock remained available for issuance under the Existing 2009 Stock Plan.

If the Amended 2009 Stock Plan is approved and becomes effective, the aggregate number of shares available for issuance (including shares subject to awards outstanding on January 19, 2011) under the Amended 2009 Stock Plan will be 3,344,085, representing approximately 11.8% of our outstanding common stock on January 19, 2011.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ADOPTION OF SABA’S AMENDED AND RESTATED 2009 STOCK INCENTIVE

Equity Incentives Are an Important Part of Our Compensation Philosophy

Approval of the Amended 2009 Stock Plan is critical to our ongoing effort to build stockholder value through retaining and motivating key employees. The purpose of the increase in available shares under the Existing 2009 Stock Plan is to provide us with a sufficient reserve of common stock to offer appropriate incentives to our employees, consultants and directors.

The Board believes that an adequate reserve of shares available for issuance under the Amended 2009 Stock Plan is essential to the Company’s continued success. Specifically, the Board believes that our employees are our most valuable assets and that the awards permitted under the Amended 2009 Stock Plan are vital to our ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which we compete. Such awards are also crucial to our ability to motivate employees to achieve our goals. Our Board further believes that long-term incentive compensation programs align the interests of management, employees and the stockholders to create long-term stockholder value.

Few Shares Remain Available for Grant

As of January 19, 2011, the Existing 2009 Stock Plan had 344,085 shares remaining available for grant. As a result, we are limited in our ability to issue equity-based incentives to our named executive officers (as defined in this proxy statement), key employees, consultants or our directors unless our stockholders approve of an increase in the authorized shares available for issuance under the Amended 2009 Stock Plan. Our use of equity-based incentives increased during fiscal year 2010 in part to support our key growth initiative of expanding sales coverage and marketing support, which resulted in a new hire level of 30% of our total headcount for fiscal year 2010. The increased hiring activity resulted in the granting of additional equity-based incentives during the fiscal year.

While we could increase cash compensation if we are unable to grant equity incentives, we have taken measures to conserve our use of cash and anticipate that we will have difficulty attracting, retaining, and motivating our named executive officers, our key employees and our directors if we are unable to make equity grants to them. Equity awards are a more effective executive compensation vehicle than cash at a growth-oriented, entrepreneurial company because they deliver high potential value with a smaller impact on current income and cash flow. Therefore, we are asking our stockholders to approve the Amended 2009 Stock Plan.

We Manage Our Use of Equity Awards

We continue to believe that equity awards such as stock options are a vital part of our overall compensation program. However, we recognize that equity awards dilute existing stockholders and therefore we must responsibly manage the growth of our equity compensation program. We are committed to effectively managing our equity compensation share reserve, including our burn rate.

We note that our Amended 2009 Stock Plan contains provisions that are designed to protect our stockholders’ interests and to reflect compensation and corporate governance best practices, including:

•

No discount stock options or stock appreciation rights. All stock options and stock appreciation rights will have an exercise price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted.

•	Repricing is not allowed. The Amended 2009 Stock Plan prohibits the repricing or exchange of underwater stock options and stock appreciation rights without prior stockholder approval.

•

Reasonable share counting provisions. Following stockholder approval of the Amended 2009 Stock Plan, full value grants will count against the share reserve as 2.03 shares for every one share subject to such full value award. The Existing 2009 Stock Plan currently provides that full value grants will count against the share reserve as 1.26 shares for every one share subject to such full value award.

Summary of the Amended 2009 Stock Plan

The following is a summary of the principal features of the Amended 2009 Stock Plan, which is attached as Appendix A to this proxy statement. The following summary does not purport to be a complete description of all provisions of the Amended 2009 Stock Plan and is qualified by reference to the complete text of the Amended 2009 Stock Plan.

General

The Amended 2009 Stock Plan allows the Company to make broad-based grants of stock options (non-statutory and incentive), stock appreciation rights, restricted stock, restricted stock units and dividend equivalent rights to employees, non-employee directors and consultants as key elements of compensation. The Amended 2009 Stock Plan is administered by our Board of Directors or a committee authorized by the Board of Directors in accordance with the provisions contained in the Amended 2009 Stock Plan.

Key Terms

The key terms of the Amended 2009 Stock Plan are summarized below:

Shares Authorized:	5,900,000, subject to adjustment based on stock splits or similar events.

Types of Awards:	Stock options (non-statutory and incentive), stock appreciation rights, restricted stock, restricted stock units and dividend equivalent rights.

For purposes of the authorized share reserve under the Amended 2009 Stock Plan, the grant of a stock option or stock appreciation right will count against the share reserve as one share for each one share subject to such an award. However, the grant of a full value award, which are awards other than options and stock appreciation rights, will count against the share reserve as follows:

•

In the case of full value awards granted following stockholder approval of the Amended 2009 Stock Plan, such awards shall count as 2.03 shares for every one share subject to an award. Therefore, a grant of 100 shares of restricted stock shall count as 203 shares against the share reserve. To the extent that an award that counted as 2.03 shares against the Amended 2009 Stock Plan reserve for each share subject to the award is returned to the Amended 2009 Stock Plan, 2.03 shares will be credited back to the reserve and will be available for issuance under the Amended 2009 Stock Plan.

•

In the case of full value awards granted prior to stockholder approval of the Amended 2009 Stock Plan, such awards shall count as 1.26 shares for every one share subject to an award. Therefore, a grant of 100 shares of restricted stock shall count as 126 shares against the share reserve. To the extent that an award that counted as 1.26 shares against the Amended 2009 Stock Plan reserve for each share subject to the award is returned to the Amended 2009 Stock Plan, 1.26 shares will be credited back to the reserve and will be available for issuance under the Amended 2009 Stock Plan.

Per-person limits on grants are included in the various sections of the Amended 2009 Stock Plan under which each type of award is made in accord with Section 162(m) requirements.

Award Terms:	Options and stock appreciation rights shall have ten (10) year maximum terms. For all awards, vesting and performance vesting criteria, if applicable, will be established at the date of grant.

Eligible Participants:	Employees, non-employee directors and consultants of the Company or any of its affiliates.

Description of the Amended 2009 Stock Plan

The Amended 2009 Stock Plan provides for the grant of incentive awards that include: (i) stock options, (ii) stock appreciation rights, (iii) restricted stock, (iv) restricted stock units and (v) dividend equivalent rights. Each of these is referred to individually as an “Award.” Those who are eligible for Awards under the Amended 2009 Stock Plan include employees, non-employee directors and consultants who provide services to the Company and its affiliates. As of January 19, 2010, approximately 642 employees and non-employee directors were eligible to participate in the Existing 2009 Stock Plan.

Number of Shares of Common Stock Available Under the Amended 2009 Stock Plan

The Board has reserved 5,900,000 shares of the Company’s common stock for issuance under the Amended 2009 Stock Plan. The shares may be either authorized, but unissued, common stock or treasury shares. With respect to of full value awards granted following stockholder approval of the Amended 2009 Stock Plan, such Awards will count against the share reserve as 2.03 shares for every one share subject to such an Award. To the extent that an Award that counted as 2.03 shares against the Amended 2009 Stock Plan reserve for each share subject to the Award is returned to the Amended 2009 Stock Plan, 2.03 shares will be credited back to the reserve and will thereafter be available for issuance under the Amended 2009 Stock Plan. With respect to of full value awards granted prior to stockholder approval of the Amended 2009 Stock Plan, such Awards will count against the share reserve as 1.26 shares for every one share subject to such an Award. To the extent that an Award that counted as 1.26 shares against the Amended 2009 Stock Plan reserve for each share subject to the Award is returned to the Amended 2009 Stock Plan, 1.26 shares will be credited back to the reserve and will thereafter be available for issuance under the Amended 2009 Stock Plan.

If an Award expires or becomes unexercisable without having been exercised in full, the unissued shares will become available for future grant or sale under the Amended 2009 Stock Plan (unless the Amended 2009 Stock Plan has terminated). Shares that actually have been issued under the Amended 2009 Stock Plan pursuant to an Award shall not be returned to the Amended 2009 Stock Plan and shall not become available for future issuance under the Plan, except that if unvested shares are forfeited, or repurchased by the Company at the lower of their original purchase price or their fair market value at the time of repurchase, such shares shall become available for future grant under the Amended 2009 Stock Plan. Awards paid out in cash rather than shares will not reduce the number of shares available for issuance under the Amended 2009 Stock Plan. If a stock appreciation right is settled in shares, or a stock option is exercised using shares, such shares as well as shares that represent payment of the exercise price will cease to be available under the Amended 2009 Stock Plan. Similarly, shares withheld by the Company to satisfy any tax withholding obligation will cease to be available under the Amended 2009 Stock Plan.

If the Company declares a dividend or other distribution (other than a normal cash dividend) or engages in a recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Company’s common stock, the Committee will adjust the number and class of shares that may be delivered under the Amended 2009 Stock Plan, the number, class, and price of shares covered by each outstanding Award, and the numerical per-person limits on Awards.

Administration of the Amended 2009 Stock Plan

The Board, or a committee authorized by the Board (the Board or such committee is referred to as the “Administrator”), administers the Amended 2009 Stock Plan. Subject to the terms of the Amended 2009 Stock Plan, the Administrator has the sole discretion to select the employees, consultants, and non-employee directors who will receive Awards, determine the terms and conditions of Awards, and to interpret the provisions of the Amended 2009 Stock Plan and outstanding Awards.

Options

The Administrator is able to grant non-statutory stock options and incentive stock options under the Amended 2009 Stock Plan. The Administrator determines the number of shares subject to each option, although the Amended 2009 Stock Plan provides that a participant may not receive options (and/or stock appreciation rights) for more than five hundred thousand (500,000) shares in any calendar year, except in connection with his or her initial service as an employee with the Company, in which case he or she may be granted an option (and/or stock appreciation rights) to purchase up to an additional five hundred thousand (500,000) shares.

The Administrator determines the exercise price of options granted under the Amended 2009 Stock Plan, provided the exercise price must be at least equal to 100% of the fair market value of the Company’s common stock on the date of grant. In addition, the exercise price of an incentive stock option granted to any participant who owns more than 10% of the total voting power of all classes of the Company’s outstanding stock must be at least 110% of the fair market value of the common stock on the grant date.

The term of an option may not exceed ten (10) years, except that, with respect to any participant who owns 10% of the voting power of all classes of the Company’s outstanding capital stock, the term of an incentive stock option may not exceed five (5) years.

After a termination of service with the Company, a participant will be able to exercise the vested portion of his or her option for the period of time stated in the agreement governing his or her Award. No incentive stock option may be exercised more than three (3) months after the participant’s termination of service for any reason other than disability or death (unless the participant dies during such three (3) month period and/or the participant’s agreement governing his or her Award, or the Administrator, permits later exercise). No incentive stock option may be exercised more than one (1) year after the participant’s termination of service due to disability or death (unless the participant’s agreement governing his or her Award, or the Administrator, permits later exercise). In no event may an option be exercised later than the expiration of its term.

Stock Appreciation Rights

The Administrator will be able to grant stock appreciation rights, which are the rights to receive the appreciation in fair market value of common stock between the exercise date and the date of grant. The Company can pay the appreciation in either cash or shares of common stock or a combination of both. Stock appreciation rights will become exercisable at the times and on the terms established by the Administrator, subject to the terms of the Amended 2009 Stock Plan. The Administrator, subject to the terms of the Amended 2009 Stock Plan, has complete discretion to determine the terms and conditions of stock appreciation rights granted under the Amended 2009 Stock Plan; provided, however, that the exercise price may not be less than 100% of the fair market value of a share on the date of grant. The term of a stock appreciation right may not exceed ten (10) years. No participant will be granted stock appreciation rights (and/or options) covering more than five hundred thousand (500,000) shares during any calendar year, except that a participant may be granted stock appreciation rights (and/or options) covering up to an additional five hundred thousand (500,000) shares in connection with his or her initial service as an employee with the Company.

After termination of service with the Company, a participant will be able to exercise the vested portion of his or her stock appreciation right for the period of time stated in the agreement governing his or her stock appreciation right. If a participant dies prior to the exercise of his or her stock appreciation rights, the Administrator, in its discretion, may provide that the stock appreciation rights will be exercisable for up to one (1) year after the date of death. In no event will a stock appreciation right be exercised later than the expiration of its term.

Restricted Stock

Awards of restricted stock are rights to acquire or purchase shares of the Company’s common stock, which vest in accordance with the terms and conditions established by the Administrator in its sole discretion. For example, the Administrator may set restrictions based upon continued employment or service with the Company, the achievement of specific performance goals, applicable laws, or any other basis determined by the Administrator in its discretion. Subject to the provisions of the Amended 2009 Stock Plan, after the grant of restricted stock, the Administrator, in its sole discretion, may reduce or waive any restrictions for such Award and may accelerate the time at which any restrictions will lapse at a rate determined by the Administrator.

The Award agreement governing the grant of the restricted stock will generally grant the Company a right to repurchase or reacquire the shares upon the termination of the participant’s service with the Company for any reason (including death or disability). The Administrator will determine the number of shares granted pursuant to an Award of restricted stock. With respect to restricted stock intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the Administrator, in its discretion, may set restrictions based upon the achievement of specific performance objectives. The Administrator shall determine the number of shares of restricted stock granted to any participant, but no participant will be granted more than two hundred fifty thousand (250,000) shares of restricted stock (and/or restricted stock units) during any calendar year.

Restricted Stock Units

Awards of restricted stock units result in a payment to a participant only if the vesting criteria the Administrator establishes is satisfied. For example, the Administrator may set restrictions based on the achievement of specific performance goals or upon continued employment or service with the Company. Upon satisfying the applicable vesting criteria, the participant will be entitled to the payout specified in the Award agreement. Subject to the provisions of the Amended 2009 Stock Plan, after the grant of restricted stock units, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Award and may accelerate the time at which any restrictions will lapse at a rate determined by the Administrator.

The Administrator, in its sole discretion, may pay earned restricted stock units in cash, shares, or a combination thereof. Restricted stock units that are fully paid in cash will not reduce the number of shares available for grant under the Amended 2009 Stock Plan. On the date set forth in the Award agreement, all unearned restricted stock units will be forfeited to the Company. The Administrator determines the number of restricted stock units granted to any participant. With respect to restricted stock units intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of specific performance objectives. The Administrator shall determine the number of restricted stock units granted to any participant, but no participant may be granted more than two hundred fifty thousand (250,000) restricted stock units (and/or shares of restricted stock) during any calendar year.

Dividend Equivalent Rights

Dividend equivalent rights are rights entitling the participant to compensation measured by dividends paid with respect to our shares of common stock. Any compensation earned in connection with a dividend equivalent rights granted in combination with an award intended to be performance-based compensation shall be settled when the performance criteria applicable to such award has been achieved.

Performance Goals

Awards under the Amended 2009 Stock Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code and may provide for a targeted level or levels of achievement including: (i) increase in share price, (ii) earnings per share, (iii) total stockholder return, (iv) operating margin, (v) gross margin, (vi) return on equity, (vii) return on assets, (viii) return on investment, (ix) operating income, (x) net operating income, (xi) pre-tax profit, (xii) cash flow, (xiii) revenue, (xiv) expenses, (xv) earnings before interest, taxes and depreciation, (xvi) economic value added and/or (xvii) market share. In granting Awards that are intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Awards under Section 162(m) of the Code.

Transferability of Awards

Awards granted under the Amended 2009 Stock Plan are generally not transferable, and all rights with respect to an Award granted to a participant generally will be available during a participant’s lifetime only to the participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate, subject to Amended 2009 Stock Plan provisions generally limiting transfer to certain family members and charitable organizations.

No Repricings without Stockholder Approval

Under the Amended 2009 Stock Plan, the Company must obtain stockholder approval prior to (a) the reduction of the exercise price or base appreciation amount of any option or stock appreciation right awarded under the Amended 2009 Stock Plan, or (b) the cancellation of an option or stock appreciation right at a time when its exercise price or base appreciation amount exceeds the fair market value of the underlying shares, in exchange for cash, another option, stock appreciation right, award of restricted stock or other Award (unless the cancellation and exchange occurs in connection with a “corporate transaction”, as defined in the Amended 2009 Stock Plan).

Amendment and Termination of the Amended 2009 Stock Plan

The Administrator will have the authority to amend, suspend or terminate the Amended 2009 Stock Plan. No amendment, suspension or termination of the Amended 2009 Stock Plan will impair the rights of any participant, without the consent of the participant. The Amended 2009 Stock Plan will remain in effect until September 9, 2019 unless sooner terminated pursuant to the provisions of the Amended 2009 Stock Plan.

Corporate Transaction

In the event of a “corporate transaction”, as defined in the Amended 2009 Stock Plan, each outstanding Award will terminate unless (i) such Award is assumed by the successor corporation or any of its parents or subsidiaries, (ii) the participant’s agreement governing his or her Award provides otherwise, or (iii) the Administrator shall otherwise determine.

Federal Tax Aspects

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and the Company of Awards granted under the Amended 2009 Stock Plan. Tax consequences for any particular individual may be different.

Non-statutory Stock Options

No taxable income is reportable when a non-statutory stock option with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Incentive Stock Options

No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for non-statutory stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option. This taxable income is not subject to income tax withholding.

Stock Appreciation Rights

No taxable income is reportable when a stock appreciation right with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income (subject to withholding) in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock and Restricted Stock Units

A participant generally will not have taxable income at the time an Award of restricted stock or restricted stock units are granted. Instead, in the case of restricted stock, he or she will recognize ordinary income when (and to the extent that) his or her interest in the shares underlying the Award becomes either (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture. In the case of restricted stock units, he or she will generally recognize ordinary income when (and to the extent that) the Award is settled.

Dividend Equivalent Rights

A participant will generally have income when the dividend equivalent right is payable to the participant.

Tax Effect for the Company

The Company generally will be entitled to a tax deduction in connection with an Award under the Amended 2009 Stock Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a non-statutory stock option). Special rules limit the deductibility of compensation paid to the Company’s Chief Executive Officer and to each of its four most highly compensated executive officers. Under Section 162(m) of the Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, the Company can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the Amended 2009 Stock Plan, setting limits on the number of Awards that any individual may receive and for Awards other than certain stock options, establishing performance criteria that must be met before the Award actually will vest or be paid. The Amended 2009 Stock Plan has been designed to permit the Administrator to grant Awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting the Company to continue to receive a federal income tax deduction in connection with such Awards.

Section 409A

Section 409A of the Code, which was added by the American Jobs Creation Act of 2004, imposes certain requirements on non-qualified deferred compensation arrangements. These include requirements with respect to an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation. Section 409A also generally provides that distributions may be made only on specified dates or on or following the occurrence of certain events (e.g., the individual’s separation from service or the individual’s death). Section 409A imposes restrictions on an individual’s ability to change his or her distribution timing or form after the compensation has been deferred. For certain individuals who are officers, Section 409A requires that such individual’s distributions in connection with a separation from service commence no earlier than six months after such officer’s separation from service.

Awards granted under the Amended 2009 Stock Plan with a deferral feature will generally be subject to the requirements of Section 409A. If an Award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that Award will recognize ordinary income on the amounts deferred under the Award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an Award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as possible interest charges and penalties. Certain states have enacted laws similar to Section 409A which impose additional taxes, interest and penalties on non-qualified deferred compensation arrangements. The Company will also have withholding and reporting requirements with respect to such amounts.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS

UNDER THE 2009 STOCK PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

Information Regarding Shares Outstanding and Awards Outstanding under the Existing 2009 Stock Plan

As of November 30, 2010, we had 1,026,451 shares available for grant under the Existing 2009 Stock Plan, with a total of 5,641,457 options outstanding, with a weighted average exercise price of $4.25 per share and a weighted average remaining term of 6.03 years, and a total of 795,413 restricted stock unit awards outstanding.

Number of Awards Granted to Employees, Consultants and Directors

The number of Awards that an employee, director or consultant may receive under the Amended 2009 Stock Plan is in the discretion of the Administrator and therefore cannot be determined in advance. The following table sets forth information about Awards granted under the Existing 2009 Stock Plan during fiscal year 2010 to (i) the named executive officers, (ii) all current executive officers, as a group, (iii) all current directors who are not executive officers, as a group, and (iv) all employees who are not executive officers, as a group. The size of past Awards is not necessarily indicative of the size of future Awards.

Name of Individual or Group	Number of Shares Subject to Options Granted (#)	Average Per Share Exercise Price ($)	Number of Shares Subject to Restricted Stock Units (#)
Bobby Yazdani	150,000	$4.90	100,000
Chairman of the Board of Directors and Chief Executive Officer
William Slater	80,000	$4.56	30,000
Chief Financial Officer
Peter E. Williams III	40,000	$4.90	40,000
Executive Vice President, Corporate Development and Secretary
Jeffrey Carr	50,000	$4.90	50,000
President of Global Field Operations
Andrew Salzman (1)	150,000	$3.67	50,000
Former Chief Marketing Officer
All current executive officers, as a group	320,000	$4.82	220,000
All current directors who are not executive officers, as a group	100,000	$5.54	50,000
All employees who are not executive officers, as a group	1,301,500	$4.84	364,819

(1)	Mr. Salzman’s employment with the Company ended in July 2010.

Equity Compensation Plan Information

The following table gives information about our common stock that may be issued upon the exercise of options and rights under all of our existing equity compensation plans as of May 31, 2010 including our 1997 Stock Incentive Plan, the 2000 Stock Incentive Plan, the Existing 2009 Stock Plan and the 2000 Employee Stock Purchase Plan.

	(a) Number of securities to be issued upon exercise of outstanding options, warrants, and rights	(b) Weighted-average exercise price of outstanding options, warrants, and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
Equity compensation plans approved by security holders:
Option Plans	5,597,502	$3.77	2,036,540
Restricted Stock Units	512,663	$—	—
Employee Stock Purchase Plan	—	$—	706,819

EXECUTIVE COMPENSATION

Executive Officers

The following table sets forth certain information with respect to our executive officers as of February 14, 2011:

Name	Age	Position
Bobby Yazdani	47	Chief Executive Officer and Chairman of the Board
William Slater	59	Chief Financial Officer
Jeffrey Carr	52	President, Global Field Operations
Peter E. Williams III	49	Executive Vice President, Corporate Development and Secretary

Bobby Yazdani founded Saba, has been a Director of Saba since our inception in April 1997 and has served as Saba’s Chairman of the Board and Chief Executive Officer since September 2003. From February 2003 through September 2003, Mr. Yazdani served as Saba’s President and Chief Operating Officer. From April 1997 until February 2003, Mr. Yazdani served as Saba’s Chairman of the Board and from April 1997 until March 2002, Mr. Yazdani served as Chief Executive Officer. From 1988 until founding Saba, Mr. Yazdani served in various positions at Oracle Corporation, most recently as Senior Director. Mr. Yazdani holds a B.A. from the University of California, Berkeley.

William Slater has served as our Chief Financial Officer since December 2008. From August 2000 to September 2008, Mr. Slater served as Executive Vice President and Chief Financial Officer at Symmetricom, a provider of precise time and frequency technology. From August 1991to November 1999, Mr. Slater served as Executive Vice President and Chief Financial Officer at Computer Curriculum Corporation, an educational publisher and division of Viacom. Mr. Slater has also served as Vice President, Financial Planning, at Simon & Schuster and Vice President and Controller, Professional Products Group, for Revlon. Mr. Slater holds a BA from Queens College, City University of New York.

Jeffrey Carr has served as our President, Global Field Operations since April 2009. Prior to joining us, Mr. Carr served as an executive officer of Taleo Corporation, a provider of on-demand talent management solutions, as Executive Vice President, Global Alliances and Americas Sales from June 2006 to December 2008, as Executive Vice President, Global Marketing and Americas Sales from May 2005 to May 2006, and as Executive Vice President, Global Marketing and Chief Strategy Officer from November 2004 to April 2005. From August 2001 to December 2003, Mr. Carr served as Chairman and Chief Executive Officer of Motiva, Inc., a software vendor. From March 2000 to July 2001, Mr. Carr served as President of RightWorks Corporation, a business applications provider. Prior to RightWorks, Mr. Carr served in a variety of positions at PeopleSoft, Inc., an enterprise software company, from January 1991 to January 2000, most recently as Executive Vice President, Worldwide Marketing, Strategy and Emerging Markets. Mr. Carr holds a bachelor’s degree in business from Miami University (Ohio).

Peter E. Williams III has served as our Executive Vice President, Corporate Development since July 2007 and has served as our Secretary since our inception in April 1997. Mr. Williams served as our Chief Financial Officer from March 2004 to July 2007, and our Vice President, Corporate Development and General Counsel from October 1999 through March 2004. Mr. Williams was a partner at Morrison & Forester LLP, an international law firm, from January 1995 until March 2000. Mr. Williams holds B.A. degrees from the University of California, Los Angeles and a J.D. from Santa Clara University.

Compensation Discussion and Analysis

Objectives of Our Compensation Policies.    The objectives of the executive officer compensation program are to attract, retain, motivate and reward key personnel who possess the necessary leadership and management skills, through competitive base salary, annual cash bonus incentives, long-term incentive compensation in the form of stock options and restricted stock units, and various benefits, including medical and life insurance plans.

The executive compensation policies are intended to combine competitive levels of compensation and rewards for above average performance and to align relative compensation with the achievements of key business objectives, optimal satisfaction of customers and maximization of stockholder value. The Compensation Committee believes that stock ownership by management is beneficial in aligning management and stockholder interests, thereby enhancing stockholder value.

Role of the Compensation Committee.    The Compensation Committee assists our Board of Directors in overseeing our compensation policies, plans and benefit programs and administering our equity compensation plans. In addition, the Compensation Committee reviews and recommends to our Board of Directors for approval the specific elements of our executive officers’ compensation, as well as agreements or arrangements with our executive officers relating to employment, severance or changes of control. In doing so, our Compensation Committee helps ensure that the compensation of our executive officers is consistent with our compensation objectives.

Role of Executives in Determining Compensation.    The Compensation Committee considers recommendations from Bobby Yazdani, our chief executive officer, in determining its recommendations on executive compensation to our Board of Directors. While Mr. Yazdani discusses his recommendations with the Compensation Committee, he does not participate in determining his own compensation. In making his recommendations, Mr. Yazdani receives input from our Human Resources department and has access to various third-party compensation surveys and, through SEC filings, compensation data of publicly-traded companies. This information is also available to our Compensation Committee.

The Compensation Committee considers, but is not bound to and does not always accept, Mr. Yazdani’s recommendations with respect to executive compensation. The Compensation Committee discusses Mr. Yazdani’s compensation with him, but makes decisions with respect to his compensation without him present. In addition to Mr. Yazdani, other officers attend some of the Compensation Committee’s meetings, but leave the meetings as appropriate, particularly when matters of executive compensation specific to them are discussed.

The recommendations of Mr. Yazdani are assessed by the Compensation Committee along with information received by the Compensation Committee from our third-party compensation surveys or any third-party consultants engaged by the Compensation Committee. With respect to fiscal year 2010 compensation, the Compensation Committee engaged Compensia, Inc., an executive compensation consulting firm, to conduct an annual review of its total compensation program for our named executive officers. Compensia provided the Compensation Committee with relevant market data and alternatives to consider when making compensation decisions for the named executive officers. Specifically, Compensia assisted the Compensation Committee with a marketplace assessment of our named executive officers’ compensation in comparison to the compensation for comparable positions within our core and broader groups which consisted of the following: Actuate Corporation, Blackboard, Inc., Bottomline Technologies, Inc., Callidus Software, Inc., Computer Program & Systems, Inc., Concur Technologies, Inc., Dice Holdings, Inc., EPIQ Systems, Inc., Kenexa Corp., Pegasystems, Inc., Plato Learning, Quality Systems, Inc., Salary.com, Inc., Sonic Solutions, SuccessFactors, Inc., SumTotal Systems, Taleo Corp. and The Ultimate Software Group, Inc. Compensia also reviewed and analyzed compensation data compiled from a directly-relevant published survey source, the Radford January 2009 Executive Compensation Report (which included public and private technology companies with a revenue range of $50 million to $199 million).

The Compensation Committee engaged Compensia to complete a competitive review of our proposed executive compensation program and to make recommendations regarding our ongoing executive compensation philosophy and course of action.

Components of our Compensation Approach.    Our compensation approach consists of five components:

•	base salary;

•	annual cash bonuses;

•	equity-based incentives;

•	other benefits; and

•	severance and termination protection.

We chose to build our executive compensation approach around these elements because we believe that together they have been and will continue to be effective in achieving our overall objectives. We utilize short-term compensation, including base salary and annual cash bonuses, to motivate and reward our key executives. The use and weight of each compensation element is based on a subjective determination by the Compensation Committee and our Board of Directors of the importance of each element in meeting our overall objectives. We believe that, in addition to base salaries and bonuses, equity-based awards are the primary compensation-related motivators in attracting and retaining qualified employees.

Base Salaries.    Salaries for our executive officers are determined primarily on the basis of the executive officer’s responsibility, general salary practices of peer companies and the officer’s individual qualifications and experience. The base salaries are reviewed at least annually and may be adjusted in accordance with certain criteria which include individual performance, the functions performed by the executive officer, the scope of the executive officer’s on-going duties, general changes in the compensation peer group in which we compete for executive talent, and our financial performance generally. We generally consider named executive officer base salaries to be competitive if they are at or above the 50th percentile for comparable positions at our peer companies. The fiscal year 2010 base salaries for certain executive officers were increased in June 2009, as follows: Mr. Yazdani’s base salary was increased from $400,000 to $450,000, Mr. Slater’s salary was increased from $270,000 to $280,000, and Mr. Williams’ base salary was increased from $265,000 to $275,000. The fiscal year 2011 base salaries for certain executive officers were increased in July 2010, as follows: Mr. Yazdani’s base salary was increased to $475,000, Mr. Slater’s salary was increased to $300,000, Mr. Williams’ salary was increased to $285,000, and Mr. Carr’s salary was increased to $310,000 from $290,000.

Incentive Bonuses.    The Compensation Committee believes that a cash incentive bonus plan can serve to motivate our executive officers and management to address annual performance goals, using more immediate measures for performance than those reflected in the appreciation in value of equity-based awards.

Our named executive officers are eligible to receive incentive compensation in the form of bonuses pursuant to the Executive Officer’s Incentive Plan. Payment of bonuses is based on the achievement by us of certain Company performance objectives established from time to time by our Board of Directors upon the recommendation of the Compensation Committee. Bonuses may be reduced for failure to achieve any minimum criteria and may be eliminated entirely if certain minimum thresholds are not met. Bonuses may be increased for exceeding the criteria. Our Board of Directors retains wide discretion to interpret the terms of the Executive Officer’s Incentive Plan and to interpret and determine whether the Company’s performance objectives have been met in any particular fiscal year. Our Board of Directors also retains the right to exclude extraordinary charges or other special circumstances in determining whether the Company’s performance objectives were met during any particular fiscal year, as well as the right to pay bonuses even if all objectives have not been met.

For fiscal year 2010, the maximum bonus payable under the Executive Officers’ Incentive Bonus Plan was 200% of the named executive officer’s target bonus amount. The annual bonuses awarded under the Executive

Officer’s Incentive Plan generally will be payable in cash after the end of the fiscal year during which such annual bonuses were earned, although the Compensation Committee or the Board of Directors may elect to pay the bonuses in tranches, with a portion of the bonus being paid during the fiscal year, in light of the Company’s performance for that year or other circumstances. The Compensation Committee or the Board may also award discretionary bonuses.

During fiscal year 2010, the target bonus was based on achievement of annual earnings per share and individual goals and objectives. The target bonus amount represented 70% of the applicable base salary for our Chief Executive Officer (whose target bonus was $315,000), our Executive Vice President, Corporate Development (whose target bonus was $192,500), and our Chief Financial Officer (whose target bonus was $196,000). We established an annual target bonus for our President, Global Field Operations at 100% of his base salary or $290,000 in connection with his commencement of employment with us.

For fiscal year 2011, the target bonus amount represents 100% of the applicable base salary for our Chief Executive Officer (whose target bonus is $475,000) and our President, Global Field Operations (whose target bonus is $310,000), and the target bonus amount represents 70% of the applicable base salary for our Chief Financial Officer (whose target bonus is $210,000) and our Executive Vice President, Corporate Development (whose target bonus is $199,500).

Equity-Based Awards.    Stock options, restricted stock units and other equity-based awards may be granted to executive officers and other employees under our stock incentive plan. Because of the direct relationship between the value of an equity-based awards and the stock price, the Compensation Committee believes that equity-based awards motivate executive officers to manage our company in a manner that is consistent with stockholder interests. Equity-based awards are intended to focus the attention of the recipient on our long-term performance which we believe results in improved stockholder value, and to retain the services of the executive officers in a competitive job market by providing significant long-term earnings potential. To this end, equity-based awards generally vest and become fully exercisable over a four-year period. The principal factors considered in granting equity-based awards to our executive officers are prior performance, level of responsibility, other compensation and the executive officer’s ability to influence our long-term growth and profitability. However, our stock incentive plan does not provide any quantitative method for weighing these factors, and a decision to grant an award is primarily based upon a subjective evaluation of the past as well as future anticipated performance.

Severance and Change of Control Protection.     We have entered into employment agreements with our executive officers, which in part provide for severance benefits in certain circumstances, including upon termination without cause or for good reason, and upon termination without cause or for good reason following a change of control. These severance benefits are coupled with non-competition and non-solicitation obligations intended to protect our proprietary data that might not be enforceable in the absence of additional consideration. The severance benefits are also intended to motivate executive officers to continue employment with us and maximize stockholder value in the event of a potential change in control. The severance benefits and employment agreements are described in more detail in “Employment Agreements and Change of Control Arrangements” and “Estimated Payments upon Termination or Change of Control” on pages 23 and 26, respectively, of this proxy statement.

Perquisites and Generally Available Benefit Programs.     We annually review the perquisites that executive officers receive. In fiscal year 2010, we paid the life insurance premium on behalf of Mr. Yazdani. See “Summary Compensation Table” on page 21 of this proxy statement.

Our executive officers, like our other employees, are eligible to participate in our employee stock purchase plan. In addition, the executive officers may participate in the various employee benefit plans that are generally available to all employees, including medical, vision and dental care plans; flexible spending accounts for healthcare; life, accidental death and dismemberment and disability insurance; and paid time off.

We also maintain a 401(k) retirement savings plan for the benefit of all of our employees, including our executive officers. In fiscal year 2010, we did not match employee contributions to our 401(k) plan. We do not provide any retirement programs such as pension plans, deferred compensation plans, or other retirement benefits to the executive officers.

Federal Tax Considerations.     Section 162(m) of the Code disallows a deduction by us for compensation exceeding $1.0 million paid to certain executive officers, excluding, among other things, performance based compensation. Because the compensation paid to the executive officers has not approached the limitation, the Compensation Committee has not addressed the use of any of the available exemptions from the deduction limit. The Compensation Committee is aware of the limitations imposed by Section 162(m), and the exemptions available therefrom, and will address the issuance of deductibility when and if circumstances warrant.

Risk Considerations in Compensation Programs

We have considered the risk associated with our compensation policies and practices for all employees, and we believe we have designed our compensation policies and practices in a manner that does not create incentives that could lead to excessive risk taking that would have a material adverse effect on the Company.

Summary Compensation Table

The following table sets forth certain information concerning compensation of (a) each person that, during the fiscal year ended May 31, 2010, served as our principal executive officer and (b) our four most highly compensated executive officers, other than the principal executive officer, who were serving as executive officers at the end of the fiscal year ended May 31, 2010 (collectively, the “named executive officers”):

Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Bobby Yazdani	2010	$450,000		$—		$—	$413,127	$299,250	$3,303	$1,165,680
Chief Executive Officer	2009	$400,000		$120,000	(5)	$—	$292,659	$173,077	$3,303	$989,039
	2008	$400,000		$—		$—	$273,970	$—	$1,540	$675,510

Bill Slater	2010	$280,000		$—		$—	$48,206	$186,200	$—	$514,406
Chief Financial Officer	2009	$129,981	(6)			$—	$11,512	$47,409	$—	$188,902

Peter E. Williams, III	2010	$275,000		$—		$30,525	$30,785	$182,875	$—	$519,185
Executive Vice President, Corporate Development	2009	$265,000		$79,500	(5)	$—	$101,205	$114,663	$—	$560,368
	2008	$265,000				$—	$48,329	$—	$—	$313,329

Jeffrey Carr	2010	$290,000		$—		$—	$59,321	$269,700	$—	$619,021
President, Global Field Operations	2009	$48,333	(7)	$50,000	(8)	$—	$5,868	$48,333	$—	$152,535

Andrew Salzman(9)	2010	$197,481	(10)	$—		$22,673	$53,355	$99,357	$—	$372,866
Former Chief Marketing Officer

(1)	Stock awards consist solely of restricted stock units. Amounts shown do not reflect compensation actually received by the named executive officer. Instead, the amount shown represents the grant date fair value of the stock awards based on the assumptions set forth in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended May 31, 2010.
(2)	The amounts listed in this column reflect the aggregate grant date fair values calculated in accordance with Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, “Share-Based Payment,” or FASB ASC 718. For a more detailed discussion on the valuation model and assumptions used to calculate the fair value of these awards, see the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended May 31, 2010.
(3)	Represents bonuses paid to the named executive officer under the Company’s Executive Officer’s Incentive Plan.
(4)	Represents the total amount paid during the fiscal year for additional life insurance not offered to all other employees.

(5)	Represents a one-time retention bonus paid to the named executive officer.
(6)	Mr. Slater joined the Company as Chief Financial Officer in December, 2008. His annual salary rate during fiscal year 2009 was $270,000.
(7)	Mr. Carr joined the Company as President, Global Field Operations in April, 2009. His annual salary rate during fiscal year 2009 was $290,000.
(8)	Represents a one-time signing bonus paid upon commencement of employment.
(9)	Mr. Salzman’s employment with the Company ended in July 2010.
(10)	Mr. Salzman joined the Company as Chief Marketing Officer in September, 2009. His annual salary rate during fiscal year 2010 was $270,000.

Grants of Plan-Based Awards in Fiscal 2010

The following table provides information on the payouts under the Company’s Executive Officer’s Incentive Plan for the fiscal year ended May 31, 2010. The following table also provides information on stock options granted and restricted stock units awarded during fiscal year ended May 31, 2010 to each of the Company’s named executive officers.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Stock Awards: Number of Units (#)	Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)(1)
		Threshold ($)	Target ($)	Maximum ($)
Bobby Yazdani	7/17/2009	—	—	—	—	150,000	$4.12	$332,895
	—	$157,500	$315,000	$630,000	—	—	—	—

William Slater	1/6/2010	—	—	—	—	50,000	$4.22	$113,890
	—	$98,000	$196,000	$392,000	—	—	—	—

Peter E. Williams, III	7/17/2009	—	—	—	50,000	—	$4.12	$206,000
	—	$96,250	$192,500	$385,000	—	—	—	—

Jeffrey Carr	—	—	—	—	—	—	—	—
	—	$145,000	$290,000	$580,000	—	—	—	—

Andrew Salzman(2)	9/8/2009	—	—	—	50,000	150,000	$3.67	$477,155
	—	$69,038	$138,075	$276,150	—	—	—	—

(1)	Reflects the aggregate fair value as of the grant date of each award. The assumptions used in calculating the fair value may be found in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended May 31, 2010. These amounts do not purport to reflect the value that will be recognized by the named executive officers upon sale of the underlying securities.
(2)	Mr. Salzman’s employment with the Company ended in July 2010.

Outstanding Equity Awards at Fiscal 2010 Year-End

The following table shows certain information regarding outstanding stock option awards for the named executive officers as of May 31, 2010:

	Option Awards							Stock Awards
Name	Grant Date		Vesting Commencement Date(1)	Number of Securities Underlying Unexercised Options		Option Exercise Price ($)	Option Expiration Date	Number of Units That Have Not Vested (#)	Market Value of Units That Have Not Vested ($)(2)
				Exercisable	Unexercisable
Bobby Yazdani	3/19/2003	(3)	3/19/2003	200,000	—	$2.52	3/18/2013	—	—
	1/30/2006	(4)	1/30/2006	90,000	—	$4.95	1/29/2016	—	—
	6/28/2006	(5)	6/28/2006	46,875	—	$6.40	6/27/2016	—	—
	6/28/2006	(5)	6/28/2006	243,750	19,375	$6.40	6/27/2016	—	—
	1/11/2008	(5)	1/11/2008	70,312	54,688	$4.53	1/10/2018	—	—
	1/16/2009	(5)	1/16/2009	46,875	103,125	$1.30	1/16/2015	—	—
	7/17/2009	(5)	7/17/2009	—	150,000	$4.12	7/17/2019	—	—

William Slater	12/8/2008		12/8/2008	93,750	206,250	$1.02	12/8/2014	—	—
	1/6/2010	(4)	1/6/2010	3,125	46,875	$4.22	1/6/2020	—	—

Peter Williams	10/31/2003		10/31/2003	100,000	—	$3.63	10/30/2013	—	—
	1/27/2006	(5)	1/27/2006	40,000	—	$4.93	1/27/2016	—	—
	6/28/2006	(5)	6/28/2006	93,750	6,250	$6.40	6/27/2016	—	—
	1/11/2008	(5)	1/11/2008	19,687	15,313	$4.53	1/10/2018	—	—
	1/16/2009	(5)	1/16/2009	15,625	34,375	$1.30	1/16/2015	—	—
	7/17/2009	(6)	7/17/2009	—	—	—	7/16/2013	50,000	206,000

Jeffery Carr	4/1/2009		4/1/2009	62,500	187,500	$1.77	4/1/2019	—	—

Andrew Salzman(7)	9/8/2009	(8)	9/8/2009	—	150,000	$3.67	1/2/2011	50,000	183,500

(1)

The vesting commencement date for all options listed is the grant date. Unless otherwise indicated, all options listed vest over a four-year period, at a rate of 1/4th upon the first anniversary of the vesting commencement date and then at a rate of 1/16th per quarter thereafter.

(2)	The market value of the units that have not vested is based on the closing market price of the Company’s stock on May 31, 2010 of $5.15.
(3)	This option vested over a four-year period, 62,500 shares vested upon the vesting commencement date, 34,375 shares vested on the first anniversary of the vesting commencement date and the remaining shares vested in 12 equal quarterly installments thereafter.
(4)	This option vested over a one-year period in four equal quarterly installments.
(5)	These options vest over a four-year period in 16 equal quarterly installments.
(6)	These restricted stock units vest over a four year period in four equal annual installments.
(7)	Mr. Salzman’s employment with the Company ended in July 2010.
(8)	In conjunction with the termination of Mr. Salzman’s employment with us, options to purchase 65,625 shares had vested and 12,500 shares subject to the RSU had vested. No further vesting under this option or RSU will occur.

Option Exercises and Stock Vested in Fiscal 2010

There were no stock option exercises by our named executive officers during the fiscal year ended May 31, 2010.

Employment Agreements and Change of Control Arrangements

We entered into employment agreements with our executive officers. Each agreement may be terminated by us or the executive officer at any time with or without cause. In addition, the employment agreements provide for annual salary and bonus amounts and severance benefits, as may be adjusted from time to time by the Compensation Committee or our Board of Directors. Set forth below is a description of certain of the terms of our employment agreements with the named executive officers.

Under his employment agreement, as amended, Bobby Yazdani is entitled to, in case of (i) his resignation due to a relocation of our headquarters, a material reduction in his responsibilities, base salary or target compensation, or a change of control, or (ii) his termination without cause and subject to some contractual conditions, including non-competition obligations, receive the following severance payments and benefits:

•	Lump-sum payment equal to the pro-rated portion of the target bonus (less applicable withholding taxes);

•	Lump-sum or continued payments equal to 1 year of his base salary and target bonus (less applicable withholding taxes);

•	Accelerated vesting as of the date of his termination of 100% of his then-unvested and outstanding options; and

•	Continued medical coverage for 1 year following the date of termination.

Under his employment agreement, as amended, William Slater is entitled to, in case of (i) his resignation due to a relocation of our headquarters, or a material reduction in his responsibilities, base salary or target compensation, or (ii) his termination without cause and subject to some contractual conditions, including non-competition obligations, receives the following severance payments and benefits:

•	Lump-sum payment equal to the pro-rated portion of the target bonus (less applicable withholding taxes);

•

Lump-sum or continued payments equal to 1 year of his base salary and target bonus (less applicable withholding taxes); provided, that if such resignation or termination without cause is not within 12 months after a change of control, such lump-sum or continued payments shall instead be equal to six months (plus one additional month for each year of employment with the Company, not to exceed 12 months in aggregate) of his base salary and target bonus (less applicable withholding taxes);

•

Accelerated vesting as of the date of his termination of 100% of his then-unvested and outstanding options; provided, that if such resignation or termination without cause is not within 12 months after a change of control, then the vesting of the then-unvested and outstanding options shall instead accelerate with respect to number of unvested options that would have vested had he remained employed for an additional 12 months; and

•	Continued medical coverage for a period following the date of termination equal to the period used to calculate executive’s base salary and target bonus severance amount.

Under his employment agreement, Jeffrey Carr is entitled to, in case of (i) his resignation due to a relocation of our headquarters, or a material reduction in his responsibilities, base salary or target compensation, or (ii) his termination without cause and subject to some contractual conditions, including non-competition obligations, receives the following severance payments and benefits:

•	Lump-sum payment equal to the pro-rated portion of the target bonus (less applicable withholding taxes);

•

Lump-sum or continued payments equal to 1 year of his base salary and target bonus (less applicable withholding taxes); provided, that if such resignation or termination without cause is not within 12 months after a change of control, such lump-sum or continued payments shall instead be equal to six months (plus one additional month for each year of employment with the Company, not to exceed 12 months in aggregate) of his base salary and target bonus (less applicable withholding taxes);

•

Accelerated vesting as of the date of his termination of 100% of his then-unvested and outstanding options; provided, that if such resignation or termination without cause is not within 12 months after a change of control, then the vesting of the then-unvested and outstanding options shall instead accelerate with respect to number of unvested options that would have vested had he remained employed for an additional 12 months; and

•	Continued medical coverage for a period following the date of termination equal to the period used to calculate executive’s base salary and target bonus severance amount.

Under his employment agreement, as amended, Peter E. Williams III is entitled to, in case of (i) his resignation or (ii) his termination without cause and subject to some contractual conditions, including non-competition obligations, receive the following severance payments and benefits:

•	Lump-sum payment equal to the pro-rated portion of the target bonus (less applicable withholding taxes);

•	Lump-sum or continued payments equal to 1 year of his base salary and target bonus (less applicable withholding taxes);

•

Accelerated vesting as of the date of his termination of 100% of his then-unvested and outstanding equity-based awards; provided, that with respect to awards granted on or after July 12, 2007, vesting will accelerate in connection with his resignation only if such resignation is due to a relocation of our headquarters, a material reduction in his responsibilities, base salary or target compensation, or a change of control; and

•	Continued medical coverage for 1 year following the date of termination.

Under his employment agreement, Andrew Salzman was entitled to, in case of (i) his resignation due to a relocation of our headquarters, or a material reduction in his responsibilities, base salary or target compensation, or (ii) his termination without cause and subject to some contractual conditions, including non-competition obligations, receives the following severance payments and benefits:

•	Lump-sum payment equal to the pro-rated portion of the target bonus (less applicable withholding taxes);

•

Lump-sum or continued payments equal to 1 year of his base salary and target bonus (less applicable withholding taxes); provided, that if such resignation or termination without cause is not within 12 months after a change of control, such lump-sum or continued payments shall instead be equal to six months (plus one additional month for each year of employment with the Company, not to exceed 12 months in aggregate) of his base salary and target bonus (less applicable withholding taxes);

•

Accelerated vesting as of the date of his termination of 100% of his then-unvested and outstanding options; provided, that if such resignation or termination without cause is not within 12 months after a change of control, then the vesting of the then-unvested and outstanding options shall instead accelerate with respect to number of unvested options that would have vested had he remained employed for an additional 12 months; and

•	Continued medical coverage for a period following the date of termination equal to the period used to calculate executive’s base salary and target bonus severance amount.

Estimated Payments upon Termination or Change of Control

The following table provides information concerning the estimated payments and benefits that would be provided to the named executive officers in the circumstances described above. Payments and benefits are estimated assuming that the triggering event took place on the last business day of fiscal year 2010 (May 31, 2010), and the price per share of our common stock is the closing price on the NASDAQ Global Market as of that date ($5.15). There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date or at any other price, of if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different.

Name	Type of Benefit	Potential Payments upon Involuntary Termination Other than for Cause or upon Voluntary Termination for Good Reason
		Estimated Termination Payments Prior to a Change of Control ($)	Estimated Termination Payments Within 12 Months After a Change of Control ($)
Bobby Yazdani	Cash Severance—Base Salary	$450,000	$450,000
	Cash Severance—Bonus	$315,000	$315,000
	Vesting Acceleration(1)	$585,438	$585,438
	Continued Coverage of Employee Benefits(2)	$19,111	$19,111
	Tax Gross-up(3)	$—	$—
	Total Termination Benefits	$1,369,548	$1,369,548

William Slater	Cash Severance—Base Salary	$163,333	$280,000
	Cash Severance—Bonus	$114,333	$196,000
	Vesting Acceleration(1)	$390,094	$895,406
	Continued Coverage of Employee Benefits(2)	$16,491	$16,491
	Tax Gross-up(3)	$—	$—
	Total Termination Benefits	$684,251	$1,387,897

Jeffrey Carr	Cash Severance—Base Salary	$169,167	$290,000
	Cash Severance—Bonus	$169,167	$290,000
	Vesting Acceleration(1)	$211,250	$633,750
	Continued Coverage of Employee Benefits(2)	$23,502	$23,502
	Tax Gross-up(3)	$—	$—
	Total Termination Benefits	$573,085	$1,237,252

Peter E. Williams III	Cash Severance—Base Salary	$275,000	$275,000
	Cash Severance—Bonus	$192,500	$192,500
	Vesting Acceleration(1)	$399,338	$399,338
	Continued Coverage of Employee Benefits(2)	$23,042	$23,042
	Tax Gross-up(3)	$—	$—
	Total Termination Benefits	$889,880	$889,880

Andrew Salzman(4)	Cash Severance—Base Salary	$270,000	$270,000
	Cash Severance—Bonus	$135,000	$135,000
	Vesting Acceleration(1)	$161,500	$318,000
	Continued Coverage of Employee Benefits(2)	$—	$—
	Tax Gross-up(3)	$—	$—
	Total Termination Benefits	$566,500	$723,000

(1)	Reflects the aggregate market value of unvested option grants and stock awards. For unvested option grants, aggregate market value is computed by multiplying (i) the difference between $5.15 and the exercise price of the option, by (ii) the number of shares underlying unvested options at May 31, 2010. . For unvested stock awards, aggregate market value is computed by multiplying (i) $5.15, by (ii) the number of unvested awards outstanding as of May 31, 2010.
(2)	Reflects the annual cost of health coverage under the Consolidated Omnibus Budget Reconciliation Act of 1986 to maintain the benefits currently provided.
(3)	Assuming a termination date of May 31, 2010 and a price per share of $5.15, we believe that we would not have to gross-up payment for any excise tax liabilities under Section 280G of the Internal Revenue Code.
(4)	Mr. Salzman’s employment with the Company ended in July 2010.

DIRECTOR COMPENSATION

The following table sets forth certain information concerning the compensation of our non-employee directors for the fiscal year ended May 31, 2010:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	Total ($)
Joe E. Kiani	$33,500	$17,191	$50,691
William M. Klein	$30,750	$5,161	$35,911
William N. MacGowan	$18,000	$5,270	$23,270
William V. Russell	$17,000	$3,091	$20,091
Dow R. Wilson	$35,500	$23,685	$59,185
George A. de Urioste(3)	$57,500	$14,209	$71,709

(1)	The amounts listed in this column reflect the aggregate grant date fair values calculated in accordance with FASB ASC 718. For a more detailed discussion on the valuation model and assumptions used to calculate the fair value of these awards, see the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended May 31, 2010. These amounts do not correspond to the actual value that will be realized by the directors.
(2)	On September 9, 2009, Mr. Klein was granted an option to purchase 20,000 shares of our common stock at an exercise price of $3.93 per share. The grant date fair value of the option was $41,928. The option cliff vests with 25% on the one-year anniversary of the grant date and the remaining options vest in 36 equal monthly installments thereafter. On September 22, 2009, Mr. MacGowan was granted an option to purchase 20,000 shares of our common stock at an exercise price of $4.22 per share. The grant date fair value of the option was $45,022. The option cliff vests with 25% on the one-year anniversary of the grant date and the remaining options vest in 36 equal monthly installments thereafter. On January 6, 2010, Messrs. de Urioste, Kiani, and Wilson were each granted options to purchase 15,000 shares of our common stock at an exercise price of $4.22 per share. The grant date fair value of these options was $34,167 per director. These options vest in 48 equal monthly installments over four years. On January 6, 2010, Mr. Russell was granted an option to purchase 20,000 shares of our common stock at an exercise price of $4.22 per share. The grant date fair value of the option was $45,556. The option cliff vests with 25% on the one-year anniversary of the grant date and the remaining options vest in 36 equal monthly installments thereafter. As of May 31, 2010, the aggregate number of shares underlying options outstanding for each of our non-employee directors was:
(3)	Mr. de Urioste’s term as a director ended in November 2010.

Name	Aggregate Number of Shares Underlying Options Outstanding
Joe E. Kiani	80,000
William M. Klein	20,000
William N. MacGowan	20,000
William V. Russell	20,000
Dow R. Wilson	60,000
George A. de Urioste(1)	50,000

(1)	Mr. de Urioste’s term as a director ended in November 2010.

Standard Director Compensation Arrangements

For fiscal year 2010, each non-employee director received an annual retainer of $30,000 and an additional $1,000 per Board meeting attended in person. The Chairman of our Audit Committee received an additional annual retainer of $25,000 and other members of the Audit Committee received an additional annual retainer of

$2,500. Members of the Compensation Committee and the Corporate Governance and Nominating Committee received an additional annual retainer of $2,000. We reimburse all non-employee directors for their reasonable expenses incurred in attending meetings of the Board of Directors. Members of the Board who are not our employees are eligible to receive stock options under our stock incentive plans. Options to purchase 15,000 shares of common stock are granted annually to each member of our Board of Directors. These options have an exercise price equal to the closing price on the date of grant and vest over a four year period in equal monthly installments. In addition, each director receives a grant of options to purchase 20,000 shares of common stock upon such director’s initial appointment or election to our Board of Directors. These options have an exercise price equal to the closing price on the date of grant, with 25% of the options vesting on the one-year anniversary of the grant date and the remaining options vesting in 36 equal monthly installments thereafter.

For fiscal year 2011, the compensation arrangements for our non-employee directors is the same as the arrangement in place for fiscal year 2010, except as follows: (i) the annual retainer for the Chairman of our Compensation Committee is $7,500; (ii) the annual retainer for the Chairman of the Corporate Governance and Nominating Committee is $5,000; (iii) the annual equity grant to the members of our Board will be options to purchase 10,000 shares of common stock and 10,000 restricted stock units, with such options and restricted stock units vesting in full on the one year anniversary of the grant date; and (iv) upon the initial appointment or election to our Board of Directors, each non-employee director will receive an option to purchase 10,000 shares of common stock and 10,000 restricted stock units, with 50% of the shares subject to such options and restricted stock units vesting on the one year anniversary of the grant date, and the remaining 50% of the shares subject to such options and restricted stock units vesting on the two year anniversary of the grant date.

From time to time in the future, our Board of Directors may further increase the compensation arrangements for our non-employee directors, or our Board of Directors may establish adhoc committee and the non-employee directors serving on such committees may receive additional compensation for such service.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us with respect to beneficial ownership of our common stock as of January 19, 2011, by:

•	each person who is known by us to beneficially own more than 5% of our outstanding shares of common stock,

•	each of our directors,

•	each of the named executive officers, and

•	all current executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of January 19, 2011 are deemed outstanding. Percentage of beneficial ownership as of January 19, 2011 is based on 28,419,538 shares of common stock. To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name. Except as otherwise indicated, the address of each of the persons in this table is: c/o Saba Software, Inc., 2400 Bridge Parkway, Redwood Shores, California 94065-1166.

	Shares Beneficially Owned
Name	Number	Percent
Diker Management, LLC(1) 745 Fifth Avenue, Suite 1409 New York, New York 10151	2,759,728	9.7%
Bobby Yazdani(2)	2,179,494	7.4%
ZF Partners LP(3) One Ferry Building, Suite 255 San Francisco, California 94111	1,654,584	5.8%
Emancipation Capital, LP(4) 1120 Avenue of the Americas, Suite 1504 New York, NY 10036	1,889,146	6.6%
Black Rock, Inc.(5) 40 Easst 52nd Street New York, NY 10022	1,432,713	5.0%
Peter E. Williams 111(6)	462,905	1.6%
William Slater(7)	161,603	*
Joe E. Kiani(8)	144,281	*
Jeffrey Carr(9)	115,625	*
Dow R. Wilson(10)	40,831	*
George A. de Urioste(11)	0	*
William M. Klein(12)	7499	*
William N. MacGowan(13)	7083	*
William V. Russell(14)	5833	*
Andrew Salzman(15)	0	*
All current executive officers and directors as a group (10 persons)(16)	3,125,154	10.4%

(1)	As reported in a Form 4 filed with the SEC on July 15, 2010, by Diker Management, LLC, which has shared voting and dispositive power over such shares. Such shares are held indirectly by Diker Management, LLC, in its capacity as the registered investment adviser of certain managed accounts and funds. Diker Management, LLC is a registered investment adviser and as such disclaims all beneficial ownership of these shares and in any case disclaims beneficial ownership of these shares except to the extent of Diker Management, LLC’s pecuniary interest in the shares.
(2)	Includes (i) 1,320,744 shares of common stock held in the Yazdani Family Trust of which Mr. Yazdani is trustee; and (ii) 858,750 shares subject to options exercisable within 60 days of January 19, 2011.
(3)	As reported in a Schedule 13D filed with the SEC on March 11, 2010 by ZF Partners, LP, ZF Ventures, L.L.C. and SLF Partners, LLC, each of which has shared voting and dispositive power over these shares. The general partner of the ZF Partners, LP is ZF Ventures, L.L.C. The managing member of ZF Ventures, L.L.C. is SLF Partners, LLC.
(4)	As reported in a Schedule 13G/A filed with the SEC on December 31, 2010 by Emancipation Capital, LP, Emancipation Capital, LLC, Emancipation Capital Master, Ltd., and Charles Frumberg, each of which has shared voting and dispositive power over these shares. Emancipation Capital, LLC, acts as the general partner of Emancipation Capital, LP. The managing member of Emancipation Capital LLC is Mr. Frumberg.
(5)	As reported in a Schedule 13G filed with the SEC on December 31, 2009 by BlackRock, Inc., which has shared voting and dispositive power over these shares.
(6)	Includes 296,250 shares subject to options exercisable within 60 days of January 19, 2011.
(7)	Includes 185,000 shares subject to options exercisable within 60 days of January 19, 2011.
(8)	Includes 60,831 shares subject to options exercisable within 60 days of January 19, 2011.
(9)	Includes 115,625 shares subject to options exercisable within 60 days of January 19, 2011.

(10)	Includes 40,831 shares subject to options exercisable within 60 days of January 19, 2011.
(11)	Includes 24,164 shares subject to options exercisable within 60 days of January 19, 2011. Mr. de Urioste’s term as a director ended in November 2010.
(12)	Includes 7,499 shares subject to options exercisable within 60 days of January 19, 2011.
(13)	Includes 7,083 shares subject to options exercisable within 60 days of January 19, 2011.
(14)	Includes 8,833 shares subject to options exercisable within 60 days of January 19, 2011.
(15)	Based on the Company’s records as of January 19, 2011. Mr. Salzman is no longer employed by the Company.
(16)	Includes 1,553,118 shares subject to options exercisable within 60 days of January 19, 2011 held by all executive officers and directors of the Company.

Report of the Compensation Committee of the Board of Directors

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such report be incorporated by reference into any such filings, nor be deemed to be incorporated by reference into any future filings under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates such report by reference.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted by the members of the Compensation Committee of the Board of Directors

William N MacGowan, Chairman

Joe E. Kiani

William M. Klein

William V. Russell

OTHER MATTERS

The Board of Directors knows of no other business, which will be presented to the special meeting. If any other business is properly brought before the special meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

It is important that the proxies be returned promptly and that your shares are represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

By Order of the Board of Directors,

/s/ PETER E. WILLIAMS III
Peter E. Williams III Secretary

Redwood Shores, California

February 14, 2011

APPENDIX A

SABA SOFTWARE, INC.

AMENDED AND RESTATED 2009 STOCK INCENTIVE PLAN

(AS AMENDED AND RESTATED ON MARCH 18, 2011)

1. Purposes of the Plan. The purposes of this Plan are to attract and retain the best available personnel, to provide additional incentives to Employees, Directors and Consultants and to promote the success of the Company’s business.

2. Definitions. The following definitions shall apply as used herein and in the individual Award Agreements except as defined otherwise in an individual Award Agreement. In the event a term is separately defined in an individual Award Agreement, such definition shall supersede the definition contained in this Section 2.

(a) “Administrator” means the Board or any of the Committees appointed to administer the Plan.

(b) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b 2 promulgated under the Exchange Act.

(c) “Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to Awards granted to residents therein.

(d) “Assumed” means that pursuant to a Corporate Transaction either (i) the Award is expressly affirmed by the Company or (ii) the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the successor entity or its Parent in connection with the Corporate Transaction with appropriate adjustments to the number and type of securities of the successor entity or its Parent subject to the Award and the exercise or purchase price thereof which at least preserves the compensation element of the Award existing at the time of the Corporate Transaction as determined in accordance with the instruments evidencing the agreement to assume the Award.

(e) “Award” means the grant of an Option, SAR, Dividend Equivalent Right, Restricted Stock, Restricted Stock Unit or other right or benefit under the Plan.

(f) “Award Agreement” means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

(g) “Board” means the Board of Directors of the Company.

(h) “Change in Control” means a change in ownership or control of the Company affected through either of the following transactions:

(i) the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d 3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such stockholders accept, or

(ii) a change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

(i) “Code” means the Internal Revenue Code of 1986, as amended.

(j) “Committee” means any committee composed of members of the Board appointed by the Board to administer the Plan.

(k) “Common Stock” means the common stock of the Company.

(l) “Company” means Saba Software, Inc., a Delaware corporation, or any successor entity that adopts the Plan in connection with a Corporate Transaction.

(m) “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(n) “Continuing Directors” means members of the Board who either (i) have been Board members continuously for a period of at least thirty-six (36) months or (ii) have been Board members for less than thirty-six (36) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

(o) “Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws. A Grantee’s Continuous Service shall be deemed to have terminated either upon an actual termination of Continuous Service or upon the entity for which the Grantee provides services ceasing to be a Related Entity. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds three (3) months, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following the expiration of such three (3) month period.

(p) “Corporate Transaction” means any of the following transactions, provided, however, that the Administrator shall determine under parts (iv) and (v) whether multiple transactions are related, and its determination shall be final, binding and conclusive:

(i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company;

(iii) any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the shares of Common Stock outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger; or

(iv) acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction.

(q) “Covered Employee” means an Employee who is a “covered employee” under Section 162(m)(3) of the Code.

(r) “Director” means a member of the Board or the board of directors of any Related Entity.

(s) “Disability” means as defined under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy. If the Company or the Related Entity to which the Grantee provides service does not have a long-term disability plan in place, “Disability” means that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

(t) “Dividend Equivalent Right” means a right entitling the Grantee to compensation measured by dividends paid with respect to Common Stock.

(u) “Employee” means any person, including an Officer or Director, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(v) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(w) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on one or more established stock exchanges or national market systems, including without limitation The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market of The NASDAQ Stock Market LLC, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Administrator) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.

(x) “Grantee” means an Employee, Director or Consultant who receives an Award under the Plan.

(y) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(z) “Non-Qualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(aa) “Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(bb) “Option” means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.

(cc) “Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(dd) “Performance-Based Compensation” means compensation qualifying as “performance-based compensation” under Section 162(m) of the Code.

(ee) “Plan” means this Amended and Restated 2009 Stock Incentive Plan.

(ff) “Related Entity” means any Parent or Subsidiary of the Company.

(gg) “Related Entity Disposition” means the sale, distribution or other disposition by the Company, a Parent or a Subsidiary of all or substantially all of the interests of the Company, a Parent or a Subsidiary in any Related Entity effected by a sale, merger or consolidation or other transaction involving that Related Entity or the sale of all or substantially all of the assets of that Related Entity, other than any Related Entity Disposition to the Company, a Parent or a Subsidiary.

(hh) “Replaced” means that pursuant to a Corporate Transaction the Award is replaced with a comparable stock award or a cash incentive program of the Company, the successor entity (if applicable) or Parent of either of them which preserves the compensation element of such Award existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same (or a more favorable) vesting schedule applicable to such Award. The determination of Award comparability shall be made by the Administrator and its determination shall be final, binding and conclusive.

(ii) “Restricted Stock” means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

(jj) “Restricted Stock Units” means an Award which may be earned in whole or in part upon the passage of time or the attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

(kk) “Rule 16b 3” means Rule 16b 3 promulgated under the Exchange Act or any successor thereto.

(ll) “SAR” means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock.

(mm) “Share” means a share of the Common Stock.

(nn) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan.

(a) Subject to the provisions of Section 10, below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Stock Options) is Five Million Nine Hundred Thousand (5,900,000) Shares, provided that Shares previously issued pursuant to Awards may not be issued again, except to the extent such previously issued Shares were returned to or deemed not to have been issued from the Plan. Notwithstanding the foregoing, any Shares issued in connection with Awards other than Options and SARs shall be counted against the limit set forth herein as Two and Three Hundredths (2.03) Shares for every one (1) Share issued in connection with such Award (and shall be counted as Two and Three Hundredths (2.03) Shares for every one (1) Share returned or deemed not to have been issued from the Plan pursuant to Section 3(b) below in connection with Awards other than Options and SARs). Notwithstanding the foregoing, with respect to Shares the issuance of which would count against the maximum aggregate number of Shares reserved for issuance under the Plan prior to its Amendment and Restatement on March 18, 2011, any such Shares issued in connection with Awards other than Options and SARs shall be counted against such maximum aggregate number as One and Twenty-Six Hundredths (1.26) Shares for every one (1) Share issued in connection with such Award (and shall be counted as One and Twenty-Six Hundredths (1.26) Shares for every one (1) Share returned or deemed not to have been issued from the Plan pursuant to Section 3(b) below in connection with Awards other than Options and SARs). The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

(b) Any Shares covered by an Award (or portion of an Award) which is forfeited, canceled or expires (whether voluntarily or involuntarily) shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at the lower of their original purchase price or their Fair Market Value at the time of repurchase, such Shares shall become available for future grant under the Plan. Notwithstanding anything to the contrary contained herein: (i) Shares tendered or withheld in payment of an Option exercise price shall not be returned to the Plan and shall not become available for future issuance under the Plan; (ii) Shares withheld by the Company to satisfy any tax withholding obligation shall not be returned to the Plan and shall not become available for future issuance under the Plan; and (iii) all Shares covered by the portion of an SAR that is exercised (whether or not Shares are actually issued to the Grantee upon exercise of the SAR) shall be considered issued pursuant to the Plan.

4. Administration of the Plan.

(a) Plan Administrator.

(i) Administration with Respect to Directors and Officers. With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b 3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

(ii) Administration With Respect to Consultants and Other Employees. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Board may authorize one or more Officers to grant such Awards and may limit such authority as the Board determines from time to time.

(iii) Administration With Respect to Covered Employees. Notwithstanding the foregoing, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to the “Administrator” or to a “Committee” shall be deemed to be references to such Committee or subcommittee.

(iv) Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

(b) Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

(i) to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

(ii) to determine whether and to what extent Awards are granted hereunder;

(iii) to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

(iv) to approve forms of Award Agreements for use under the Plan;

(v) to determine the terms and conditions of any Award granted hereunder;

(vi) to amend the terms of any outstanding Award granted under the Plan, provided that (A) any amendment that would adversely affect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent, provided, however, that an amendment or modification that may cause an Incentive Stock Option to become a Non-Qualified Stock Option shall not be treated as adversely affecting the rights of the Grantee, (B) the reduction of the exercise price of any Option awarded under the Plan and the base appreciation amount of any SAR awarded under the Plan shall be subject to stockholder approval and (C) canceling an Option or SAR at a time when its exercise price or base appreciation amount (as applicable) exceeds the Fair Market Value of the underlying Shares, in exchange for cash, another Option, SAR, Restricted Stock, or other Award shall be subject to stockholder approval, unless the cancellation and exchange occurs in connection with a Corporate Transaction. Notwithstanding the foregoing, canceling an Option or SAR in exchange for another Option, SAR, Restricted Stock, or other Award with an exercise price, purchase price or base appreciation amount (as applicable) that is equal to or greater than the exercise price or base appreciation amount (as applicable) of the original Option or SAR shall not be subject to stockholder approval;

(vii) to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of award or Award Agreement, granted pursuant to the Plan;

(viii) to grant Awards to Employees, Directors and Consultants employed outside the United States on such terms and conditions different from those specified in the Plan as may, in the judgment of the Administrator, be necessary or desirable to further the purpose of the Plan; and

(ix) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator; provided that the Administrator may not exercise any right or power reserved to the Board. Any decision made, or action taken, by the Administrator or in connection with the administration of this Plan shall be final, conclusive and binding on all persons having an interest in the Plan.

(c) Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or as Officers or Employees of the Company or a Related Entity, members of the Board and any Officers or Employees of the Company or a Related Entity to whom authority to act for the Board, the Administrator or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by law on an after-tax basis against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within thirty (30) days after the institution of such claim, investigation, action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company’s expense to defend the same.

5. Eligibility. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company or a Parent or a Subsidiary of the Company. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time.

6. Terms and Conditions of Awards.

(a) Types of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) cash or (iii) an Option, a SAR, or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions. Such awards include, without limitation, Options, SARs, sales or bonuses of Restricted Stock, Restricted Stock Units or Dividend Equivalent Rights, and an Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative.

(b) Designation of Award. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, an Option will qualify as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded. The $100,000 limitation of Section 422(d) of the Code is calculated based on the aggregate Fair Market Value of the Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary of the Company). For purposes of this calculation, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the grant date of the relevant Option. In the event that the Code or the regulations promulgated thereunder are amended after the date the Plan becomes effective to provide for a different limit on the Fair Market Value of Shares permitted to be subject to Incentive Stock Options, then such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

(c) Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, the following: (i) increase in share price, (ii) earnings per share, (iii) total stockholder return, (iv) operating margin,

(v) gross margin, (vi) return on equity, (vii) return on assets, (viii) return on investment, (ix) operating income, (x) net operating income, (xi) pre-tax profit, (xii) cash flow, (xiii) revenue, (xiv) expenses, (xv) earnings before interest, taxes and depreciation, (xvi) economic value added and (xvii) market share. The performance criteria may be applicable to the Company, Related Entities and/or any individual business units of the Company or any Related Entity. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement. In addition, the performance criteria shall be calculated in accordance with generally accepted accounting principles, but excluding the effect (whether positive or negative) of any change in accounting standards and any extraordinary, unusual or nonrecurring item, as determined by the Administrator, occurring after the establishment of the performance criteria applicable to the Award intended to be Performance-Based Compensation. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of performance criteria in order to prevent the dilution or enlargement of the Grantee’s rights with respect to an Award intended to be Performance-Based Compensation. Any compensation earned in connection with a Dividend Equivalent Right granted in combination with an Award intended to be Performance-Based Compensation shall be settled when the performance criteria applicable to such Award have been achieved.

(d) Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

(e) Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

(f) Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

(g) Individual Limitations on Awards.

(i) Individual Limit for Options and SARs. The maximum number of Shares with respect to which Options and SARs may be granted to any Grantee in any calendar year shall be Five Hundred Thousand (500,000) Shares. In connection with a Grantee’s commencement of Continuous Service, a Grantee may be granted Options and SARs for up to an additional Five Hundred Thousand (500,000) Shares which shall not count against the limit set forth in the previous sentence. The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10, below. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitations with respect to a Grantee, if any Option or SAR is canceled, the canceled Option or SAR shall continue to count against the maximum number of Shares with respect to which Options and SARs may be granted to the Grantee. For this purpose, the repricing of an Option (or in the case of a SAR, the base amount on which the stock appreciation is calculated is reduced to reflect a reduction in the Fair Market Value of the Common Stock) shall be treated as the cancellation of the existing Option or SAR and the grant of a new Option or SAR.

(ii) Individual Limit for Restricted Stock and Restricted Stock Units. For awards of Restricted Stock and Restricted Stock Units that are intended to be Performance-Based Compensation, the maximum number of Shares with respect to which such Awards may be granted to any Grantee in any calendar year shall be Two Hundred Fifty Thousand (250,000) Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10, below.

(h) Deferral. If the vesting or receipt of Shares under an Award is deferred to a later date, any amount (whether denominated in Shares or cash) paid in addition to the original number of Shares subject to such Award will not be treated as an increase in the number of Shares subject to the Award if the additional amount is based either on a reasonable rate of interest or on one or more predetermined actual investments such that the amount payable by the Company at the later date will be based on the actual rate of return of a specific investment (including any decrease as well as any increase in the value of an investment).

(i) Early Exercise. The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

(j) Term of Award. The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term of any Award shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement. Notwithstanding the foregoing, the specified term of any Award shall not include any period for which the Grantee has elected to defer the receipt of the Shares or cash issuable pursuant to the Award.

(k) Transferability of Awards. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. Other Awards shall be transferable (i) by will and by the laws of descent and distribution and (ii) during the lifetime of the Grantee, to the extent and in the manner authorized by the Administrator but only to the extent such transfers are made to family members, to family trusts, to family controlled entities, to charitable organizations, and pursuant to domestic relations orders or agreements, in all cases without payment for such transfers to the Grantee. Notwithstanding the foregoing, the Grantee may designate one or more beneficiaries of the Grantee’s Award in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator.

(l) Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other later date as is determined by the Administrator.

7. Award Exercise or Purchase Price, Consideration and Taxes.

(a) Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows:

(i) In the case of an Incentive Stock Option:

(A) granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

(B) granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(ii) In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iii) In the case of Awards intended to qualify as Performance-Based Compensation, the exercise or purchase price, if any, shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iv) In the case of SARs, the base appreciation amount shall not be less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(v) In the case of other Awards, such price as is determined by the Administrator.

(vi) Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(d), above, the exercise or purchase price for the Award shall be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Award.

(b) Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator. In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following, provided that the portion of the consideration equal to the par value of the Shares must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law:

(i) cash;

(ii) check;

(iii) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised;

(iv) with respect to Options, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction;

(v) with respect to Options, payment through a “net exercise” such that, without the payment of any funds, the Grantee may exercise the Option and receive the net number of Shares equal to (i) the number of Shares as to which the Option is being exercised, multiplied by (ii) a fraction, the numerator of which is the Fair Market Value per Share (on such date as is determined by the Administrator) less the Exercise Price per Share, and the denominator of which is such Fair Market Value per Share (the number of net Shares to be received shall be rounded down to the nearest whole number of Shares); or

(vi) any combination of the foregoing methods of payment.

The Administrator may at any time or from time to time, by adoption of or by amendment to the standard forms of Award Agreement described in Section 4(b)(iv), or by other means, grant Awards which do not permit all of the foregoing forms of consideration to be used in payment for the Shares or which otherwise restrict one or more forms of consideration.

(c) Taxes. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any non-U.S., federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares. Upon exercise or vesting of an Award the Company shall withhold or collect from the Grantee an amount sufficient to satisfy such tax obligations, including, but not limited to, by surrender of the whole number of Shares covered by the Award sufficient to satisfy the minimum applicable tax withholding obligations incident to the exercise or vesting of an Award (reduced to the lowest whole number of Shares if such number of Shares withheld would result in withholding a fractional Share with any remaining tax withholding settled in cash).

8. Exercise of Award.

(a) Procedure for Exercise; Rights as a Stockholder.

(i) Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

(ii) An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised has been made, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(iv).

(b) Exercise of Award Following Termination of Continuous Service.

(i) An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee’s Continuous Service only to the extent provided in the Award Agreement.

(ii) Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee’s Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

(iii) Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee’s Continuous Service shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

9. Conditions Upon Issuance of Shares.

(a) If at any time the Administrator determines that the delivery of Shares pursuant to the exercise, vesting or any other provision of an Award is or may be unlawful under Applicable Laws, the vesting or right to exercise an Award or to otherwise receive Shares pursuant to the terms of an Award shall be suspended until the Administrator determines that such delivery is lawful and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Company shall have no obligation to affect any registration or qualification of the Shares under federal or state laws.

(b) As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

10. Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company and Section 11 hereof, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, the maximum number of Shares with respect to which Awards may be granted to any Grantee in any calendar year, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) any other transaction with respect to Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” In the event of any distribution of cash or other assets to stockholders other than a normal cash dividend, the Administrator shall also make such adjustments as provided in this Section 10 or substitute, exchange or grant Awards to effect such adjustments (collectively “adjustments”). Any such adjustments to outstanding Awards will be effected in a manner that precludes the enlargement of rights and benefits under such Awards. In connection with the foregoing adjustments, the Administrator may, in its discretion, prohibit the exercise of Awards or other issuance of Shares, cash or other consideration pursuant to Awards during certain periods of time. Except as the Administrator determines, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

11. Corporate Transactions and Changes in Control.

(a) Termination of Award to Extent Not Assumed in Corporate Transaction. Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate. However, all such Awards shall not terminate to the extent they are Assumed in connection with the Corporate Transaction.

(b) Effective upon the consummation of a Related Entity Disposition, for purposes of the Plan and all Awards, the Continuous Service of each Grantee who is at the time engaged primarily in service to the Related Entity involved in such Related Entity Disposition shall be deemed to terminate and each Award of such Grantee which is at the time outstanding under the Plan shall be exercisable in accordance with the terms of the Award Agreement evidencing such Award. However, such Continuous Service shall not be deemed to terminate if such Award is, in connection with the Related Entity Disposition, assumed by the successor entity or its parent.

(c) Acceleration of Award Upon Corporate Transaction or Change in Control. Except as provided otherwise in an individual Award Agreement or other applicable agreement, in the event of any Corporate Transaction or Change in Control, there will not be any acceleration of vesting or exercisability of any Award.

12. Effective Date and Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated. Subject to Section 17, below, and Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

13. Amendment, Suspension or Termination of the Plan.

(a) The Board may at any time amend, suspend or terminate the Plan; provided, however, that no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by Applicable Laws, or if such amendment would lessen the stockholder approval requirements of Section 4(b)(vi) or this Section 13(a).

(b) No Award may be granted during any suspension of the Plan or after termination of the Plan.

(c) No suspension or termination of the Plan (including termination of the Plan under Section 12, above) shall adversely affect any rights under Awards already granted to a Grantee.

14. Reservation of Shares.

(a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

(b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

15. No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Service, nor shall it interfere in any way with his or her right or the right of the Company or any Related Entity to terminate the Grantee’s Continuous Service at any time, with or without cause, and with or without notice.

16. No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Pension Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

17. Stockholder Approval. The grant of Incentive Stock Options under the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted excluding Incentive Stock Options issued in substitution for outstanding Incentive Stock Options pursuant to Section 424(a) of the Code. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws. The Administrator may grant Incentive Stock Options under the Plan prior to approval by the stockholders, but until such approval is obtained, no such Incentive Stock Option shall be exercisable. In the event that stockholder approval is not obtained within the twelve (12) month period provided above, all Incentive Stock Options previously granted under the Plan shall be exercisable as Non-Qualified Stock Options.

18. Unfunded Obligation. Grantees shall have the status of general unsecured creditors of the Company. Any amounts payable to Grantees pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Grantee account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Related Entity and a Grantee, or otherwise create any vested or beneficial interest in any Grantee or the Grantee’s creditors in any assets of the Company or a Related Entity. The Grantees shall have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

19. Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

20. Nonexclusivity of The Plan. Neither the adoption of the Plan by the Board, the submission of the Plan to the stockholders of the Company for approval, nor any provision of the Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of Awards otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the stockholder meeting date.

SABA SOFTWARE, INC.	INTERNET http://www.proxyvoting.com/saba Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

91222

▼ FOLD AND DETACH HERE ▼
THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSAL.
Please mark, sign, date and mail this proxy card promptly, using the enclosed envelope.	Please mark your votes as	☒
indicated in this example

		FOR	AGAINST	ABSTAIN

1.	APPROVAL OF ADOPTION OF SABA’S AMENDED AND RESTATED 2009 STOCK INCENTIVE PLAN	☐	☐	☐	Authority is hereby given to the proxies identified on the front of this card to vote in their discretion upon such other business as may properly come before the meeting.

To approve the adoption of Saba Software, Inc.’s Amended and Restated 2009 Stock Incentive Plan in order to increase the number of shares authorized under the Plan from 2,900,000 shares to 5,900,000 shares and to make certain other changes to the Plan.

					If you plan to attend the Special Meeting please mark the WILL ATTEND box	WILL ATTEND ☐

		RESTRICTED AREA - SCAN LINE					Mark Here for Address Change or Comments SEE REVERSE	☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature	Signature	Date

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the Special Meeting of Stockholders. The Proxy Statement is available at: http://www.saba.com/company/investor_relations/2011Proxy

▼ FOLD AND DETACH HERE ▼

PROXY

SABA SOFTWARE, INC.

Special Meeting of Stockholders — March 18, 2011

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Bobby Yazdani and Peter E. Williams III, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below all of the shares of common stock of Saba Software, Inc. that the undersigned is entitled to vote at the special meeting of stockholders to be held at 2400 Bridge Parkway, Redwood Shores, California 94065-1166, on Friday, March 18, 2011, at 9:00 a.m., Pacific Time, or any adjournment or postponement thereof.

Address Change/Comments (Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

RESTRICTED AREA - SCAN LINE

(Continued and to be marked, dated and signed, on the other side)	91222

RESTRICTED AREA - SIGNATURE LINES